                                                                   EXHIBIT 10.29

                            CONTRIBUTION AGREEMENT
                            ----------------------

          This Contribution Agreement (the "Contribution Agreement") is made and entered into as of this 31st day of January, 2000 (the "Effective Date"), by and among (a) HOB Entertainment, Inc. ("HOB"); (b) Chase Capital Partners, Chase/HOB 1999 Partners (GC), L.L.C., Chase/HOB 1998 Partners (GC), L.L.C., CB Capital Investors, LLC, and Chase Venture Capital Associates, L.P. (collectively "Chase"); (c) First Union Investors, Inc. ("First Union"); and (d) J. H. Whitney & Co., J. H. Whitney III, L.P., Whitney Strategic Partners III, L.P. and J. H. Whitney Market Value Fund, L.P. (collectively, "Whitney," and Chase, First Union and Whitney collectively referred to as the "Investors").

          WHEREAS, Chase, First Union and Whitney (collectively, the "Investors") participated in the equity financing of HOB's acquisition of Universal Concerts, Inc. and certain of its affiliates (the "UCI Acquisition");

          WHEREAS, as part of the UCI Acquisition, the Investors purchased certain securities, including, among others, HOB Class D-2 Preferred Stock (the "Class D-2 Stock") and HOB Common Stock Warrants (the "Warrants") pursuant to a certain Purchase Agreement for Class D-2 Preferred Stock, 12% Senior Redeemable Preferred Stock, Senior Convertible Preferred Stock and Common Stock Purchase Warrants, dated as of July 21, 1999, among HOB Entertainment, Inc., the Investors and the other investors set forth on Exhibit A-1 and Exhibit A-2 thereof (the "Purchase Agreement");

          WHEREAS, the Class D-2 Stock is convertible into shares of HOB Common Stock ("Common Stock") at the option of the holder;

          WHEREAS, the Investors have certain rights, preferences and privileges concerning the Class D-2 Stock and the Warrants, including certain anti-dilution rights, as set forth in the Amended and Restated Certificate of Incorporation of HOB Entertainment, Inc. (the "Certificate of Incorporation") and the Warrants;

          WHEREAS, HOB, the Investors and Wm. Christopher Gorog ("Gorog") are parties to that certain Advisory Agreement dated as of the date hereof (the "Advisory Agreement");

          WHEREAS, in connection with the Advisory Agreement, HOB and Gorog are entering into a certain Stock Option Agreement dated as of the date hereof (such agreement as it exists on the date hereof, and without regard to subsequent amendments thereto, being referred to hereinafter as the "Stock Option Agreement");

          WHEREAS, the parties hereto wish to set forth their certain obligations with respect to said Advisory Agreement and Stock Option Agreement;

          NOW, THEREFORE, in consideration of the execution of this Contribution Agreement and the mutual promises contained herein, and other good and valuable consideration, the parties agree as follows:

          1.  Advisory Agreement and Stock Option Agreement.
              ---------------------------------------------
Contemporaneously herewith the parties hereto shall execute the Advisory Agreement in the form annexed hereto as Exhibit 1, and Gorog and HOB shall enter
                                        ---------
into the Stock Option Agreement, in the form annexed to the Advisory Agreement as Exhibit A.
   ---------

          2.  Contributions of HOB Common Stock.  Each of the Investors,
              ---------------------------------
severally but not jointly, hereby grants to HOB the right to purchase a number of shares of Common Stock from such Investor upon any exercise of the Option by Gorog equal to the percentage set forth opposite its name below (each a "Share Percentage") of the total number of shares of Common Stock to be acquired by Gorog upon such exercise:


                    Contributor     Percentage
                    -----------     ----------
                    Chase           28.126%
                    Whitney         28.126%
                    First Union     17.579%

Each Investor agrees to exercise its right to convert into Common Stock securities convertible into, or exercisable for, Common Stock to the extent necessary to comply with its obligations in the preceding sentence. The purchase price to be paid by HOB for each share of Common Stock shall be the price per share paid by Gorog upon such exercise (the "Call Price"), and the form of consideration to be utilized by HOB shall be the same form of consideration utilized by Gorog in effectuating such exercise. HOB will provide each Investor with written notice (a "Call Notice") of each exercise of the Option by Gorog promptly upon receiving notice of Gorog's exercise. The Call Notice shall designate the number of shares with respect to which the Option was exercised by Gorog and the number of shares of Common Stock to be purchased by HOB from each Investor. Within five (5) business days after receipt of a Call Notice, each Investor shall transfer to HOB such Investor's Share Percentage of the number of shares of Common Stock with respect to such exercise of the Option, against payment of the aggregate Call Price therefor by wire transfer to an account in a bank located in the United States specified by such Investor. Each Investor covenants, severally but not jointly, that so long as the Option is outstanding, such Investor will retain ownership of a number of shares of Common Stock and/or securities convertible into or exercisable for Common Stock equal to such Investor's Share Percentage of the aggregate number of shares of Common Stock for which the Option is exercisable (without regard to vesting requirements). Each Investor hereby waives any rights such Investor may have under that certain Co-Sale Agreement dated as of September 10, 1999 by and among certain Investors and other stockholders of HOB with respect to any sales of Common Stock to HOB pursuant to this paragraph 2.

          3.  Release.  Each of the parties hereto, on behalf of itself and its
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respective Releasees as hereafter defined (each a  "Releasor"), for  good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, unconditionally and forever releases and discharges each of the other parties and their respective partners, officers, directors, stockholders, representatives, affiliates, subsidiaries, predecessors, successors, co-investors, controlling persons, agents and employees, past and present, and any other person or entity acting by, through, or in concert with them, or any of them (collectively the "Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, rights, obligations, losses, liabilities, costs, expenses, attorneys' fees, and demands whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, asserted or unasserted, hidden or concealed, matured or unmatured, material or immaterial, whether individual, class, derivative or representative, whether in law, admiralty or equity, or of any other type or in any other capacity, against each of the respective Releasees, which such Releasor ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date in any way arising out of, based upon or related to Gorog or his role in the UCI Acquisition, or to any other plans, discussions or proposals by or among any of the parties with Gorog, or to Gorog's involvement or interest in a possible transaction involving Universal Concerts, Inc. (the "Released Claims"), except for any claim pursuant to, arising out of, or for breach of this Contribution Agreement or the Advisory Agreement. Each Releasor intends that this release (and the covenant not to sue set forth in paragraph 4 of this Contribution Agreement) shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, claims, obligations, costs, expenses, attorneys' fees, damages, losses, liabilities and demands of or against any Releasee of any nature, character or kind, known or unknown, suspected or unsuspected, arising out of the Released Claims except for any claim pursuant to, arising out of, or for breach of this Contribution Agreement or the Advisory Agreement. Each of the Releasors represents and warrants that he/she/it/they have not assigned or transferred any interest in any claim released by this paragraph 3, and, further, that any Releasor who breaches the foregoing representation and warranty shall indemnify and hold harmless any and all Releasees hereunder, and each of them, of, from and against all liabilities, claims, demands, damages, costs, expenses, and attorneys' fees incurred by such Releasee as a result of any person asserting any such assignment or transfer in violation of this paragraph's representation and warranty. It is the intention of the parties to this Contribution Agreement, and each of them, that this indemnity does not require payment as a condition precedent to recovery. Each Releasor acknowledges that it is familiar with Section 1542 of the California Civil Code, which provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each Releasor expressly waives and relinquishes any and all rights and benefits which it may have under, or which may be conferred on it by, the provisions of
Section 1542 of the California Civil Code, as well as under any other state or federal statute or common law principle of similar effect, to the fullest extent that they may lawfully waive such rights or benefits pertaining to the released matters. Each Releasor intends that this release shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any additional or different claims or facts arising out of the released matters.

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

          4.  HOB And The Investors' Covenant Not To Sue.  HOB and the Investors
              ------------------------------------------
each covenant and agree on behalf of itself and each of its respective Releasees that it and they will never initiate any suit or action at law or otherwise against any of the other parties to this Contribution Agreement and the other Releasees, or institute, prosecute, induce, encourage, assist, participate in or in any way aid any other person or entity to institute or prosecute any litigation, claim, demand, action or cause of action against any of the other Releasees, for any relief, including without limitation, damages, costs, expenses or compensation for or on account of any damage, loss or injury either to person or property, or both, or for breach of any agreement, obligation or duty, whether developed or undeveloped, resulting or to result, known or unknown, which any of the Releasors ever had, now has, or which hereafter can, shall or may have for or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date in any way arising out of, based upon or related to the Released Claims except for any claim pursuant to, arising out of, or for breach of this Contribution Agreement or the Advisory Agreement. The Releasees, and each of them, acknowledge and agree that if he/she/it/they hereafter commence any suit arising out of, based upon, or relating to any Released Claim, the Releasee who violates the provisions of this paragraph 4 shall pay to the other Releasee(s), in addition to any other damages caused thereby, all attorneys' fees and costs incurred by such Releasee(s), and each of them, in defending or otherwise responding to such suit or claim.

          5.  Confidentiality.  The parties to this Contribution Agreement agree
              ---------------
that the existence and terms of this Contribution Agreement shall be held strictly confidential and shall not be divulged to any non-party to this Contribution Agreement, except counsel for the parties hereto. Notwithstanding the foregoing, the parties hereto may divulge the existence and terms of this Contribution Agreement if required to do so to comply with any legal or regulatory requirements, including any court order in connection with a judicial proceeding, or if required to do so in connection with an administrative proceeding (including an audit by the Internal Revenue Service) or in connection with the filing of tax returns, or in connection with the enforcement of this Contribution Agreement.

          6.  Disputes.  In any action brought to enforce or construe this
              --------
Contribution Agreement or arising out of this Contribution Agreement (an "Action"), the parties each hereby waive trial by jury. Any and all such Actions shall be brought in the State or Federal Court located in Los Angeles County, California and shall not be transferred or removed elsewhere. All parties hereto hereby consent to the exclusive jurisdiction of such courts over such Actions and agree that in addition to other permitted manners, service of the summons and complaint in any Action may be made by mailing same to the address set forth below (or to such other address which any party may notify the other parties to utilize, by notice given pursuant to this Contribution Agreement) by certified mail (return receipt requested) and also by first class mail. In any Action brought to enforce this Contribution Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees and disbursements.

          7.  Notices.  Notices or process required to be given hereunder shall
              -------
be sent by certified mail (return receipt requested) and also by first class mail and shall be deemed given or received 3 days after mailing thereof, to:

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

     If to HOB:

             HOB Entertainment, Inc.
             6255 Sunset Blvd., 16th Floor
             Hollywood, California 90028
             Fax No.: (323) 769-4780
             Attention: Mr. Daniel L.Fishkin

             With a copy by mail or fax to:

             Latham & Watkins
             633 W. Fifth Street, Suite 4000
             Los Angeles, California 90071
             Fax No.: 213-891-8763
             Attention: John Jameson, Esq.

     If to Chase:

             Chase Venture Capital Associates, L.P.
             108 South Frontage Road, West
             Suite 307
             Vail, Colorado 81657
             Fax No.: 970-476-7900
             Attention: David L. Ferguson

     If to First Union:

             First Union Investors, Inc.
             One First Union Center, 5th Floor
             301 South College Street
             Charlotte, NC 28288-0732
             Fax No.:
             Attention: Mr. James C. Cook

             with a copy by mail or fax to:

             Kennedy Covington Lobdell & Hickman, LLP
             Bank of America Corp. Ctr.,
             Suite 4200
             100 North Tryon Street
             Charlotte, NC 28202-4006
             Fax No.:704-331-7598
             Attention: Henry W. Flint, Esq.

     If to Whitney:

          c/o J. H. Whitney & Co.
          177 Broad Street, 15th Floor
          Stamford, CT. 06901
          Fax NO.:(203) 973-1422
          Attn: Mr. Peter M. Castleman
                  Mr. Daniel J. O'Brien
                  David A. Scherl, Esq.
                  Kevin Curley, Esq.

          with a copy by mail or fax to:

          Morrison Cohen Singer & Weinstein LLP
          750 Lexington Avenue
          New York, New York 10022
          Fax No. (212) 735-8708
          Attn: Donald H. Chase, Esq.
                Andrew M. Arsiotis, Esq.

          8.  Miscellaneous Provisions.
              ------------------------

              (a) Governing Law.  This Contribution Agreement shall be governed,
                 --------------
construed, interpreted, and enforced in accordance with the substantive law of the State of California applied to agreements entered into and performed entirely within such State.

              (b) Entire Agreement.  This Contribution Agreement (including the
                  ----------------
annexed exhibits) is the complete and exclusive statement of the entire agreement and understanding between all the undersigned parties with respect to the subject matter hereof. No representations, oral or otherwise, express or implied, other than those specifically set forth in this Contribution Agreement (including the annexed exhibits) have been made by any party to the other party regarding the subject matter of this Contribution Agreement. If any of the terms of this Contribution Agreement shall conflict with any term of the Advisory Agreement, the terms of this Contribution Agreement shall govern.

              (c) Titles and Captions.  Paragraph titles or captions contained
                  -------------------
herein are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of the Contribution Agreement or the intent of any provision.

              (d) Further Assurances.  Each of the parties shall take such other
                  ------------------
actions and execute such other documents as may be reasonably necessary to effectuate this Contribution Agreement and the undertakings made herein.

              (e) Acknowledgment of Receipt of Consideration.  Each party
                  ------------------------------------------
acknowledges receipt of legally sufficient consideration for this Contribution Agreement.

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

          (f)   Parties.  This Contribution Agreement shall be binding upon, and
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shall inure to the benefit of, the parties hereto and their respective heirs, estates, successors and assigns.

          (g)   No Acknowledgment Of Liability.   Neither the execution and
                ------------------------------
delivery of this Contribution Agreement nor any actions taken by any party pursuant to this Contribution Agreement shall be deemed to constitute any acknowledgment of wrongdoing or liability on the part of any party to this Contribution Agreement.

          (h)   Legal Counsel.  The parties hereto have each been represented by
                -------------
legal counsel in connection with this Contribution Agreement.

          (i)   Non-Waiver of Breach.   The waiver by any party of any breach of
                --------------------
this Contribution Agreement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Contribution Agreement.

          (j)   Amendments. This Contribution Agreement shall not be suspended,
                ----------
waived, terminated, amended or modified in any manner except in a writing signed by all parties to be bound.

          (k)   Counterparts.  This Contribution Agreement may be executed
                ------------
simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telefacsimile transmissions of any executed original Contribution Agreement or document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original.

          (l)   Drafter. For purposes of construing this Contribution Agreement,
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each of the parties hereto shall be deemed the drafter of this Contribution
Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Contribution Agreement as of the day and year first above written.

                         HOB ENTERTAINMENT, INC.


                         By:   /s/ Gregory A. Trojan
                            --------------------------------------------
                            Name:  Gregory A. Trojan
                            Title: President and Chief Executive Officer

                         CHASE CAPITAL PARTNERS

                         By:
                            ---------------------------------------------
                            Name:
                            Title:

                         CHASE/HOB 1999 PARTNERS (GC), L.L.C.

                         By:  CB Capital Investors, L.P.
                              Its Managing Member

                         By:  CB Capital Investors, Inc.
                              Its Managing Partner

                         By:_____________________________________________

                            Name:
                            Title:

                         CHASE/HOB 1998 PARTNERS (GC), L.L.C.

                         By:  Chase Venture Capital Associates, L.P.
                              Its Managing Member

                         By:  Chase Capital Partners
                              Its General Partner

                         By:_____________________________________________

                            Name:
                            Title:

                         CB CAPITAL INVESTORS, LLC

                         By: Chase Capital Partners
                             Its Manager

                         By: _____________________________________________

                             Name:
                             Title:

                         CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                         By: Chase Capital Partners, General Partner
                             Its General Partner

                         By: _____________________________________________

                             Name:
                             Title:

                         FIRST UNION INVESTORS, INC.

                         By: _____________________________________________

                             Name:
                             Title:

                         J. H. WHITNEY & CO.

                         By: Whitney General Partner, L.L.C.,
                             Its General Partner

                         By: _____________________________________________

                              Name:
                              A Managing Member

                         J. H. WHITNEY III, L.P.

                         By:  J. H. Whitney Equity Partners III, LLC,
                              Its General Partner

                         By:  _____________________________________________

                              Name:
                              A Managing Member

                         WHITNEY STRATEGIC PARTNERS III, L.P.

                         By:  J. H. Whitney Equity Partners III, LLC,
                              Its General Partner

                         By:  _____________________________________________

                              Name:
                              A Managing Member

                         J. H. WHITNEY MARKET VALUE FUND, L.P.

                         By:  Whitney Market Value GP, Ltd.
                              Its General Partner

                         By:  _____________________________________________

                              Name:
                              A Managing Member